Exhibit 10.1

AMENDMENT TO NOTES AND REGISTRATION RIGHTS AGREEMENT

This Amendment to Notes and Registration Rights Agreement (this “Agreement”) is made and entered into as of January 28, 2008, by and among Power Medical Interventions, Inc., a Delaware corporation (the “Company”), and the investors signatory hereto (each a “Holder” and collectively, the “Holders”).

WHEREAS, the Holders are registered holders of 7% Senior Secured Convertible Promissory Notes of the Company dated March 30, 2007 (the “Notes”);

 WHEREAS, the Company and the Holders are parties to that certain Registration Rights Agreement dated March 30, 2007 (the “Original Agreement”) (capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Original Agreement);

 WHEREAS, the U.S. Securities and Exchange Commission has adopted amendments to Rule 144 under the Securities Act, to be effective on and after February 15, 2008 (the “Rule 144 Amendments”), which amendments will facilitate the resale of the Underlying Shares;

WHEREAS, Rule 144, as amended by the Rule 144 Amendments, will become available to the Holders on February 15, 2008, and on or after March 30, 2008 all Underlying Shares held by any Holder who is not, and has not within the preceding three months been, an affiliate of the Company will cease to be Registrable Securities, by reason of the fact that they may be resold without volume limits or other conditions pursuant to Rule 144;

WHEREAS, the holders of approximately 12,800,000 shares of Common Stock issued or issuable pursuant to the exercise of outstanding warrants of the Company have piggyback rights entitling them to include such shares in any Registration Statement filed by the Company pursuant to the Original Agreement, and as a result, the filing of such a Registration Statement could have an adverse effect on the market price of the Company’s Common Stock and on the ability of the Holders to resell their Underlying Shares; and

WHEREAS, in light of the foregoing, the Company and the Holders desire to amend the Notes and the Original Agreement, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Holders hereby agree as follows:

                                                1.                                       Section 2(a) of the Original Agreement is hereby amended by the addition, as the final sentence thereof, of the following:

Further, notwithstanding anything to the contrary contained herein, the Filing Date by which the Company must file the Registration Statement will be extended until March 30, 2008, and any requirement to file a Registration Statement pursuant to this Agreement will expire and be of no further force or effect on March 30, 2008; provided, in each case, that each of the following conditions (the “Filing Extension Conditions”) has been met:

(x)                                   at all times between the Qualified IPO Closing Date and March 30, 2008, the current public information requirement of Rule 144(c) (the “Current Public Information Requirement”) has been satisfied by the Company; and

(y)                                 on or before February 1, 2008, the Company has furnished to its transfer agent a blanket opinion of Foley Hoag LLP, counsel to the Company, in substantially the form attached as Exhibit A hereto, to the effect that on or after February 15, 2008, the Holders will be eligible to freely transfer any certificate representing Underlying Shares; and

(z)                                   in the event that any Holder shall have, at any time on or after February 15, 2008, surrendered to the Company an original Note, duly endorsed or assigned to the Company or in blank, accompanied by a notice of conversion with respect to any Note in the form attached as Exhibit B and otherwise in compliance with the requirements of Section 7 of the applicable Note (a “Conforming Conversion Notice”), the Company shall have promptly caused its transfer agent to issue to such Holder a certificate representing the Underlying Shares issuable upon such conversion without any restrictive legend.

2.                                       The Company further affirmatively covenants and agrees that, anything to the contrary in the Original Agreement or any Note notwithstanding, if any Holder shall, at any time on or after February 15, 2008, surrender to the Company an Original Note, duly endorsed or assigned to the Company or in blank, accompanied by a Conforming Conversion Notice (as defined above), the Company shall promptly cause its transfer agent to issue to such Holder a certificate representing the Underlying Shares issuable upon such conversion without any restrictive legend.

3.                                       To induce the Company to enter into this Agreement and make the foregoing covenant, each Holder hereby represents and warrants to the Company that at such time as such Holder surrenders any Note for conversion or requests that the restrictive legend be removed from any certificate representing any Underlying Shares, such Holder will not be, and will not during the preceding three months have been, an “Affiliate” of the Company, as such term is defined in the Notes.

4.                                       Section 2(b)(i) of the Original Agreement, relating to the definition of a Registration Default,  is hereby amended to read in its entirety as follows:

(i)                                     the Registration Statement is not filed with the Commission on or before the Filing Date, as extended pursuant to the last sentence of Section 2(a) above, or either of the Filing Extension Conditions is not met at any time after February 1, 2008 and prior to March 30, 2008;

5.                                       Section 6 of the Original Agreement is hereby amended by addition, as the final subsection thereof, of the following:

(p)                                 Termination. Provided that each of the Filing Extension Conditions has been met at all times prior to March 30, 2008, this Agreement will expire and be of no further force and effect on March 30, 2008; provided further, that if any Registration Default (as amended hereby) shall have occurred prior to such date, this Agreement shall not expire and shall remain in force, and each Holder shall be entitled to any remedy provided for herein by reason of such Registration Default.

6.                                       Section 2(b) of each Note is hereby amended so as to read in its entirety as follows:

                                                (b)                                 Terminal Value Payment.  The terminal value of this Note that (i) will be due upon redemption or conversion, (ii) will be considered part of the Conversion Amount for purposes of determining the Conversion Rate or (iii) will be due upon Maturity or acceleration as part of the Principal Amount, in each case and as the case may be, as set forth in this Note (the “Terminal Value Payment”) will equal, at any date of determination, the amount equal to 7% per annum of the then applicable Principal from the Closing Date to:

(x)  the first Conversion Event (which the parties acknowledge and agree occurred on October 31, 2007), or

(y)  if a Registration Default (as amended hereby) has occurred on or before March 30, 2008 and no Registration Statement has been declared effective by April 29, 2008, upon the earlier to occur of the conversion of this Note or its Maturity.

Notwithstanding the foregoing, in the event the Company redeems or repurchases Notes pursuant to Section 6 or Section 8 between the date of the Conversion Event and March 30, 2008, then the Terminal Value Payment shall equal the accreted value up until such redemption or repurchase, regardless of whether or not a Registration Default has occurred or the Registration Statement is ever declared effective.

7.                                       Section 6(a) of  each Note is hereby amended so as to read in its entirety as follows:

(a)                                  the declaration of effectiveness of a registration statement filed with the U.S. Securities and Exchange Commission (the “Commission”) for the resale of the Underlying Shares; provided, that this condition shall be deemed to be satisfied if on or after March 30, 2008, the Registration Rights Agreement, as amended, shall expire in accordance with its terms;

                                                8.                                       Except as expressly amended hereby, the Original Agreement and each Note shall remain in full force and be given effect in accordance with its terms. Without limiting the generality of the foregoing, in the event of any Registration Default, including any Registration Default arising by reason of the Filing Extension Conditions not having been met, the Holders shall be entitled to all the remedies provided in the Original Agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Notes and Registration Rights Agreement as of the date first written above.

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/John P. Gandolfo
Name:	John P. Gandolfo
Title:	Chief Financial Officer

Signature Page to Amendment to Notes and Registration Rights Agreement